Exhibit 99.1

FOR IMMEDIATE RELEASE

APRIL 22, 2013

Media Contact:                                                         Jill McMillan, Director, Public & Industry Affairs

Phone: (214) 721-9271

Jill.McMillan@CrosstexEnergy.com

CROSSTEX TO PRESENT MAY 22 AT

NATIONAL ASSOCIATION OF PUBLICLY TRADED PARTNERSHIPS

2013 MLP INVESTOR CONFERENCE

DALLAS, April 22, 2013 — Crosstex Energy, L.P. (NASDAQ: XTEX) (the Partnership) and Crosstex Energy, Inc. (NASDAQ: XTXI) (the Corporation) announced today that Barry E. Davis, President and Chief Executive Officer, will present at the National Association of Publicly Traded Partnerships (NAPTP) 2013 MLP Investor Conference in Stamford, Connecticut, at 10:45 a.m. Eastern time on Wednesday, May 22.

Interested parties can listen to a live Web cast of the presentation and download the related presentation material by visiting the company’s Web site at www.crosstexenergy.com. Click on the Investors page of either Crosstex Energy, L.P. or Crosstex Energy, Inc. A replay will be archived on the Web site shortly after the discussion is concluded and will be available for 90 days.

Michael J. Garberding, Executive Vice President and Chief Financial Officer, will also attend the conference and meet with investors.

About the Crosstex Energy Companies

Crosstex Energy, L.P. (NASDAQ: XTEX) is an integrated midstream energy partnership headquartered in Dallas, TX. XTEX offers tailored customer solutions spanning the energy value chain that link energy production with consumption. XTEX operates approximately 3,500 miles of natural gas, natural gas liquids and oil pipelines, 10 natural gas processing plants and four fractionators, as well as barge and rail terminals, product storage facilities, brine water disposal wells and an extensive truck fleet. XTEX has the right platform, the right opportunities and the right people to pursue its growth-focused business strategy.

Crosstex Energy, Inc. (NASDAQ: XTXI) owns combined general and limited partner interests of approximately 19 percent and the incentive distribution rights of Crosstex Energy, L.P.

Additional information about the Crosstex companies can be found at www.crosstexenergy.com.

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